                                                                    EXHIBIT 99.1


                            V.I. TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John R. Barr and Thomas T. Higgins and each of them, as Proxies of the undersigned, with full power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Special Meeting of Stockholders to be held on November 5, 1999, at 10:00 a.m., or any adjournment thereof, and there to vote all the shares of V.I. Technologies, Inc. held of record by the undersigned on September 23, 1999, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly conduct before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

-------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING
                            THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------
Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and when more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

_________________________________              ________________________________
_________________________________              ________________________________
_________________________________              ________________________________


                       (To be signed on the reverse side)

Reverse Side

                            V.I. TECHNOLOGIES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly urged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders on November 5, 1999. Thank you in advance for your prompt consideration of these matters.

Sincerely,

V.I. Technologies, Inc.


                Please Detach and Mail in the Envelope Provided


A    [X]  Please mark your votes as
          in this example

                                                                       FOR         AGAINST       ABSTAIN
1.   To approve and adopt the Agreement and Plan of Merger             [_]           [_]           [_]
     and Reorganization dated as of July 28, 1999 among the
     Company, Pentose Pharmaceuticals, Inc., and certain
     stockholders of Pentose, and the merger, including the
     issuance of up to 6,416,874 shares of the Company's
     common stock, or such greater number as is required in
     the event securities convertible into common stock of
     the Company are exercised prior to the closing of the
     merger.

2.   To adopt the 1999 Supplemental Stock Option Plan.  This           [_]           [_]           [_]
     proposal is conditional upon approval of Proposal 1.

3.  To approve an amendment of the Company's Certificate of            [_]           [_]           [_]
    Incorporation to increase the number of authorized
    shares of common stock from 29,000,000 to 35,000,000.
    This proposal is conditional upon approval of Proposal 1.



                  Mark box at right if an address change or comment has been [_]
                           noted on the reverse side of this card

Stockholder signature ____________ Co-owner signature__________ Date:_____, 1999

NOTE:  Please be sure to sign and date the Proxy.

                                       2